Exhibit 99.1

Cincinnati Bell Inc. Enters into Agreement to Sell Common Units of Limited Partnership Interests in CyrusOne LP

CINCINNATI—June 19, 2014—Cincinnati Bell Inc. (NYSE:CBB) (“Cincinnati Bell”) announced today that it entered into a purchase agreement with CyrusOne Inc. (“CyrusOne”) to sell 13,900,000 operating partnership units (plus up to an additional 2,085,000 operating partnership units if the underwriters exercise their option described below) in CyrusOne’s operating partnership, CyrusOne LP, for $22.2619 per operating partnership unit. The number of operating partnership units to be sold was increased from the previously announced 12,500,000 operating partnership units. CyrusOne announced today it had priced the public offering of 13,900,000 shares of its common stock and granted the underwriters an option to purchase up to 2,085,000 additional shares, the net proceeds of which will be used to acquire operating partnership units from a subsidiary of Cincinnati Bell.

Upon completion of the acquisition, Cincinnati Bell will effectively own approximately 46.9% (or approximately 43.7% if the underwriters in CyrusOne’s public offering exercise their option to purchase additional shares of CyrusOne’s common stock in full, the net proceeds of which would be used to purchase additional operating partnership units) of CyrusOne through its interests in the outstanding shares of common stock of CyrusOne and its interests in the common units of limited partnership interest of CyrusOne LP, which are exchangeable into shares of common stock of CyrusOne.

The shares of CyrusOne’s common stock are being offered pursuant to a shelf registration statement that has been declared effective by the Securities and Exchange Commission (“SEC”). The offering of CyrusOne’s common stock will be made only by means of the prospectus supplement and accompanying prospectus. The preliminary prospectus supplement and accompanying prospectus related to the offering has been filed with the SEC and is available on the SEC’s website at http://www.sec.gov. A copy of the preliminary prospectus supplement and accompanying prospectus related to the offering may be obtained by contacting Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, by calling (800) 831-9146 or by emailing BATProspectusdept@citi.com; by contacting BofA Merrill Lynch, Attention: Prospectus Department, 222 Broadway, New York, New York 10038 or by emailing dg.prospectus_requests@baml.com; by contacting Barclays, c/o Broadridge Financial Solutions, 1155, Long Island Avenue, Edgewood, New York 11717, by calling (888) 603-5847 or by emailing Barclaysprospectus@broadridge.com; by contacting Deutsche Bank Securities, c/o Prospectus Group, 60 Wall Street, New York, NY 10005, by calling (800) 503-4611 or by emailing prospectus.CPDG@db.com; or by contacting Morgan Stanley, 180 Varick Street, 2nd Floor, New York, NY 10014, Attention: Prospectus Department.

This news release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Safe Harbor

This release contains forward-looking statements regarding future events and results that are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” or variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of future financial performance, anticipated growth and trends in businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, including, but not limited to: the occurrence of any event, change, or other circumstance that could give rise to the termination or modification of any of the transaction documents; the inability to achieve anticipated financial results; and unexpected costs, fees, expenses and charges incurred by Cincinnati Bell related to the transactions, any of which could cause actual results to differ materially and adversely from those reflected in the forward-looking statements. Other factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in documents Cincinnati Bell filed with the SEC. More information on potential risks and uncertainties is available in our recent filings with the SEC, including Cincinnati Bell’s Form 10-K report, Form 10-Q reports and Form 8-K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. Cincinnati Bell undertakes no obligation to revise or update any forward-looking statements for any reason. The forward-looking statements included in this release represent Cincinnati Bell estimates as of the date hereof. Cincinnati Bell anticipates that subsequent events and developments will cause its estimates to change.

About Cincinnati Bell

With headquarters in Cincinnati, Ohio, Cincinnati Bell Inc. (NYSE:CBB) provides integrated communications solutions including local and long distance voice, data, high-speed Internet, entertainment, and wireless services that keep residential and business customers in Greater Cincinnati and Dayton connected with each other and with the world. In addition, enterprise customers across the United States rely on CBTS, a wholly-owned subsidiary, for efficient, scalable office communications systems and end-to-end IT solutions. Cincinnati Bell is the majority owner of CyrusOne (NASDAQ: CONE), which provides best-in-class data center colocation services to enterprise customers through its facilities with fully redundant power and cooling solutions that are currently located in the Midwest, Texas, Arizona, London, and Singapore. For more information, please visit www.cincinnatibell.com.

Contacts

Cincinnati Bell Inc.

Investor:

Josh Duckworth, 513-397-2292

Joshua.Duckworth@cinbell.com

or

Media:

Angela Ginty, 513-397-7144

Angela.Ginty@cinbell.com